                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                             Exchange Act of 1934

Filed by the Registrant [x]
Filed by a Party other than the Registrant [_]

Check the appropriate box:
[_]  Preliminary Proxy Statement
[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[_]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             ST. JOHN KNITS, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified in its Charter)

                                Not Applicable
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4) Proposed maximum aggregate value of transaction:

     (5) Total fee paid:

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

     (2) Form, Schedule or Registration Statement no.:

     (3) Filing Party:

     (4) Date Filed:

                      [LETTERHEAD OF ST. JOHN KNITS, INC.]


                               IMPORTANT REMINDER


                                                 June 9, 1999



Dear Shareholder:

    We have previously mailed to you proxy materials relating to the Special Meeting of Shareholders of St. John Knits, Inc. to be held on Monday, June 28, 1999.

    According to our latest records, we have not received your proxy card for this important meeting. Regardless of the number of shares you own, it is important that they are represented and voted at the meeting. If you have not already mailed your proxy card, please take a moment to sign, date and mail the enclosed duplicate proxy card promptly in the return envelope provided for your convenience.

    For the reasons set forth in the Proxy Statement-Prospectus, dated May 26, 1999, which was previously mailed to you, your Board of Directors recommends that you vote "FOR" approval of the reorganization merger.

    Thank you for your cooperation and continued support.

                                                 Sincerely,

                                                 /s/ Robert E. Gray

                                                 Robert E. Gray
                                                 Chairman of the Board
                                                 and Chief Executive Officer

                                      -2-